Exhibit 99.1

Forgent to Report Fiscal First Quarter 2027 Results;

Revenues and Adjusted EBITDA Will Exceed High End of Guidance

DAYTON, Minn. – October 22, 2026 – Forgent Power Solutions Inc. (“Forgent” or the “Company”) (NYSE: FPS), a leading designer and manufacturer of electrical distribution equipment, will report financial results for its fiscal first quarter ended September 30, 2026, before the market opens on November 12, 2026. Management will host a conference call at 11:00 a.m. ET to discuss the results. The Company’s fiscal first quarter 2027 revenues and Adjusted EBITDA will exceed the high end of its previously provided guidance ranges.

A live webcast and replay of the conference call, along with the earnings press release and presentation materials, will be available on the investor relations section of the Company’s website at ir.forgentpower.com.

About Forgent Power Solutions

Forgent (NYSE: FPS) is a leading U.S. designer and manufacturer of electrical distribution equipment used in data centers, the power grid and energy-intensive industrial facilities. The Company specializes in manufacturing custom products that are “engineered-to-order” for technically demanding applications. We believe Forgent is one of a small number of companies that can manufacture all of the electrical distribution equipment required for a data center or large manufacturing facility’s powertrain with some of the highest levels of customization and shortest lead times available in the industry. For more information about Forgent, please visit us at forgentpower.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs, expectations and assumptions and currently available information. Forward-looking statements include information concerning our possible or assumed future results of operations. Because forward-looking statements relate to the future, by their nature, they are subject to inherent risks, uncertainties and other changes in circumstances we cannot predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements and you should not place undue reliance on such statements. For a further discussion of certain factors that could cause our actual results to differ from our expectations in any forward-looking statements, see our filings with the SEC. The forward-looking statements included in this press release represent our management’s beliefs and assumptions only as of the date hereof. Except as required by law, we assume no obligation to update or revise these forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

Kate Africk - Investor Relations, VP

kate.africk@forgentpower.com

Media Contact

media@forgentpower.com